UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 20, 2010
HUDSON CITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-26001 (Commission File Number)	22-3640393 (IRS Employer Identification No.)
WEST 80 CENTURY ROAD
PARAMUS, NEW JERSEY 07652
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (201) 967-1900
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
     On July 21, 2010, Hudson City Bancorp, Inc. (the “Company”), the holding company for Hudson City Savings Bank (the “Bank”), issued a press release announcing financial results for the quarter ended June 30, 2010. A copy of the press release is attached as Exhibit 99.1 to this Report.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On July 20, 2010, the Board of Directors of the Company (the “Board”) elected a new director, Cornelius E. Golding, to serve on the Company’s Board. Mr. Golding’s election is effective immediately. Mr. Golding will stand for election at the annual meeting of shareholders in 2011, and if elected by the Company’s shareholders, will serve until the expiration of his term at the Company’s 2013 annual meeting of shareholders. Mr. Golding has been appointed to serve on the Company’s Audit and Nominating and Governance Committees. Mr. Golding will also serve as a director of the Bank.
     Mr. Golding will receive cash compensation for his service on the Board, and any committee of the Board on which he serves, in accordance with the Company’s compensation arrangements for non-employee directors. A description of the Company’s compensation arrangements for non-employee directors is set forth in our definitive proxy statement for the 2010 annual meeting of shareholders, filed with the Securities and Exchange Commission on March 18, 2010. Mr. Golding will also receive an initial deferred stock unit award of the Company’s common stock valued at $250,000, with the actual number of shares to be issued in settlement of that award to be based upon the final reported sale price of the Company’s common stock on the Nasdaq Stock Market on July 23, 2010. The deferred stock unit award will be awarded pursuant to the terms of the Company’s 2006 Stock Incentive Plan. The deferred stock unit award will vest in equal installments over a period of three years. Mr. Golding will receive dividend equivalent rights in respect of the deferred stock unit award whether such shares are vested or unvested but will have no voting rights prior to settlement. Settlement of the deferred stock unit award will not occur until six months following termination of service. Pursuant to the 2006 Stock Incentive Plan, Mr. Golding will also be granted the option to purchase 37,500 shares of the Company’s common stock at an exercise price equal to the final reported sale price for shares of the Company’s common stock on the Nasdaq Stock Market on July 23, 2010. The option will vest on July 23, 2011 and have a term of ten years from the grant date subject to accelerated vesting as provided in the 2006 Stock Incentive Plan.
     There are no arrangements or understandings between Mr. Golding and any other persons pursuant to which Mr. Golding was selected as a director of the Company.
     Mr. Golding has not been a participant in, or is to be a participant in, any related-person transaction or proposed related-person transaction required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

Item 9. 01 Financial Statements and Exhibits.
     The following exhibit is furnished as part of this Report:

Exhibit No.	Description
99.1	Press Release dated July 21, 2010 by Hudson City Bancorp, Inc., announcing financial results for the quarter ended June 30, 2010.
The information provided pursuant to Item 2.02 and Item 9.01 hereto shall not be deemed incorporated by reference by any general statement incorporating by reference this Form 8-K into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hudson City Bancorp, Inc.
	By:	/s/ James C. Kranz
James C. Kranz
Executive Vice President and Chief Financial Officer

Dated: July 21, 2010

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated July 21, 2010, by Hudson City Bancorp, Inc., announcing financial results for the quarter ended June 30, 2010.

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